UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2020

Vitality Biopharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53832	75-3268988
(Commission File Number)	(IRS Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

530-231-7800

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered*:
Common Stock	VBIO	-

*The Company’s common stock trades with limited liquidity on the grey market. Grey market stocks are not traded or quoted on an exchange or inter-dealer quotation system, but are reported by broker-dealers to their self-regulatory organization who, in turn, distribute the trade data to market data vendors and financial websites.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Conclusion of SEC Investigation.

On August 19, 2016, Vitality Biopharma, Inc. (the “Company”, “we” or “our”) filed a registration statement on Form S-1 (“Form S-1”) with the Securities and Exchange Commission (“SEC”). We were subsequently advised that the SEC issued a combined Formal Order of Private Investigation (pursuant to Section 20(a) of the Securities Act of 1933 and Section 21(a) of the Securities Exchange Act of 1934) and of Examination (pursuant to Section 8(e) of the Securities Act of 1933) with respect to the Form S-1. On November 14, 2018, the Company was advised that the staff of the Enforcement Division of the SEC was terminating its Section 8(e) Examination.

On May 12, 2020, our outside legal counsel received a letter from the staff of the SEC’s Enforcement Division stating that it has concluded the investigation as to the Company, and that it did not intend to recommend an enforcement action by the SEC against the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020

VITALITY BIOPHARMA, INC.

By:	/s/ Michael Cavanaugh
Michael Cavanaugh Chief Executive Officer

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